EXHIBIT 10.Q


                             DONALDSON COMPANY, INC.
                  DEFERRED COMPENSATION AND 401(k) EXCESS PLAN


                        First Effective December 21, 1997

                             DONALDSON COMPANY, INC.
                  DEFERRED COMPENSATION AND 401(k) EXCESS PLAN


                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.     ESTABLISHMENT AND PURPOSE.......................................1

               1.1.       Establishment
               1.2.       Purpose

SECTION 2.     DEFINITIONS.....................................................2

               2.1.       Account
               2.2.       Affiliate
               2.3.       Beneficiary
               2.4.       Board
               2.5.       Change of Control
               2.6.       Code
               2.7.       Committee
               2.8.       Company
               2.9.       Company Credit
               2.10.      Deferral Credit
               2.11.      Disability
               2.12.      Effective Date
               2.13.      Eligible Employee
               2.14.      ERISA
               2.15.      ESOP
               2.16.      Fixed Matching Credit
               2.17.      401(k) Plan
               2.18.      Participant
               2.19.      Plan
               2.20.      Plan Year
               2.21.      Profit Sharing Credit
               2.22.      Recognized Compensation
               2.23.      Valuation Date
               2.24.      Variable Credit
               2.25.      Vested
               2.26.      Year of Service

SECTION 3.     ELIGIBILITY AND PARTICIPATION...................................7

               3.1.       Eligibility
               3.2.       Commencement of Participation
               3.3.       Termination of Participation
               3.4.       Overriding Exclusion

SECTION 4.     DEFERRED COMPENSATION AMOUNTS...................................8

               4.1.       Salary Deferral Credits
               4.2.       Bonus Deferral Credits
               4.3.       Excess Deferral Credits
               4.4.       Company Credits
               4.5.       Vesting

SECTION 5.     TIME AND MANNER OF PAYMENTS....................................10

               5.1.       Time of Payment
               5.2.       Manner of Payment
               5.3.       Changes in Time and Manner of Payment
               5.4.       Hardship Distributions
                          5.4.1.       When Available
                          5.4.2.       Purposes
                          5.4.3.       Limitations
               5.5.       Change in Control Distributions
               5.6.       Acceleration of Payments
                          5.6.1.       When Available
                          5.6.2.       Forfeiture
               5.7.       Death Benefit
               5.8.       Beneficiary Designation

SECTION 6.     DEFERRED COMPENSATION ACCOUNT..................................13

               6.1.       Participant Accounts
               6.2.       Investment of Accounts
               6.3.       Assumption of Risk
               6.4.       Charges Against Accounts

SECTION 7.     FUNDING........................................................14

               7.1.       Funding
               7.2.       Corporate Obligation

SECTION 8.     FORFEITURE OF BENEFITS.........................................15

SECTION 9.     ADMINISTRATION.................................................16

               9.1.       Authority
               9.2.       Liability
               9.3.       Procedures
               9.4.       Claim for Benefits
               9.5.       Claims Procedure
                          9.5.1.       Original Claim
                          9.5.2.       Claims Review Procedure
                          9.5.3.       General Rules
               9.6.       Payments upon Imposition of Federal or State Taxes
               9.7.       Legal Fees
               9.8.       Errors in Computations

SECTION 10.    MISCELLANEOUS..................................................19

               10.1.      Not an Employment Contract
               10.2.      Nontransferability
               10.3.      Tax Withholding
               10.4.      Expenses
               10.5.      Governing Law
               10.6.      Amendment and Termination

                             DONALDSON COMPANY, INC.
                  DEFERRED COMPENSATION AND 401(K) EXCESS PLAN


                                    SECTION 1

                            ESTABLISHMENT AND PURPOSE

1.1. ESTABLISHMENT. Effective as of December 21, 1997, Donaldson Company, Inc. hereby establishes an unfunded supplemental deferred compensation plan for a select group of highly compensated employees known as the "DONALDSON COMPANY, INC. DEFERRED COMPENSATION AND 401(k) EXCESS PLAN."

1.2. PURPOSE. The purposes of this Plan are to enable the Company to supplement the benefits for a select group of management or highly compensated employees under the Donaldson Company, Inc. Retirement Savings Plan which will be reduced because of the compensation limitation under section 401(a)(17) of the Code; to provide a means whereby certain amounts payable by the Company to a select group of management or highly compensated employees may be deferred to some future period; and to attract and retain certain executive employees of outstanding competence.

                                    SECTION 2

                                   DEFINITIONS

The following words and phrases shall have the following meanings, unless a different meaning is plainly required by the context. Any masculine terminology used in the Plan shall also include the feminine gender and the definition of any terms in the singular shall also include the plural.

2.1. ACCOUNT -- the deferred compensation account established under this Plan for a Participant pursuant to Section 6.1.

2.2. AFFILIATE -- a business entity which is under "common control" with the Company or which is a member of an "affiliated service group" that includes the Company, as those terms are defined in section 414(b), (c) and (m) of the Code. A business entity shall also be treated as an Affiliate if, and to the extent that, such treatment is required by regulations under section 414(o) of the Code. In addition to said required treatment, the Committee may, in its discretion, designate as an Affiliate any business entity which is not such a "common control" or "affiliated service group" business entity but which is otherwise affiliated with the Company, subject to such limitations as the Committee may impose.

2.3. BENEFICIARY -- any person or entity validly designated by the Participant in accordance with Section 3 to receive the benefits, if any, payable from the Participant's Account after the Participant's death. Designated persons or entities shall not be considered Beneficiaries until the death of the Participant.

2.4. BOARD -- the Board of Directors of the Company.

2.5. CHANGE OF CONTROL -- a "Change in Control" of Donaldson shall have occurred if (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Donaldson, any trustee or other fiduciary holding securities under an employee benefit plan of Donaldson or any corporation owned, directly or indirectly, by the shareholders of Donaldson in substantially the same proportions as their ownership of stock of Donaldson), either is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Donaldson representing 30% or more of the combined voting power of Donaldson's then outstanding securities, (ii) during any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board of Directors of Donaldson (the "Board"), and any new director (other than a director designated by a person who has entered into an agreement with Donaldson to effect a transaction described in clause (i), (iii) or (iv) of this subparagraph) whose election by the Board or nomination for election by Donaldson's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof unless the approval of the election or nomination for election of such new directors was in connection with an actual or threatened election or proxy contest, (iii) the shareholders of Donaldson approve a merger or consolidation of Donaldson with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of Donaldson outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of Donaldson or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of Donaldson (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of Donaldson's then outstanding securities or (iv) the shareholders of Donaldson approve a plan of complete liquidation of Donaldson or an agreement for the sale or disposition by Donaldson of all or substantially all of Donaldson's assets or any transaction having a similar effect (the date upon which an event described in clause (i), (ii), (iii) or (iv) of this paragraph occurs shall be referred to herein as an "Acceleration Date").

2.6. CODE -- the Internal Revenue Code of 1986, including applicable regulations for the specified section of the Code. Any reference in this Plan Statement to a section of the Code, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.

2.7. COMMITTEE -- the Human Resources Committee of the Board of Directors of the Company.

2.8. COMPANY -- Donaldson Company, Inc., or any successor by merger, purchase or otherwise.

2.9. COMPANY CREDIT -- any amount credited to an Eligible Employee in accordance with Section 4.4. Company Credits include Fixed Matching Credits, Variable Credits and Profit Sharing Credits.

2.10. DEFERRAL CREDIT -- any amount credited to an Eligible Employee in accordance with Sections 4.1, 4.2 or 4.3.

2.11. DISABILITY -- a medically determinable physical or mental impairment which: (i) renders the individual incapable of performing any substantial gainful employment, (ii) can be expected to be of long-continued and indefinite duration or result in death, and (iii) is evidenced by a certification to this effect by a doctor of medicine approved by the Committee. In lieu of such a certification, the Committee may accept, as proof of Disability, the official written determination that the individual will be eligible for disability benefits under the federal Social Security Act as now enacted or hereinafter amended (when any waiting period expires). The Committee shall determine the date on which the Disability shall have occurred if such determination is necessary.

2.12. EFFECTIVE DATE -- December 21, 1997.

2.13. ELIGIBLE EMPLOYEE -- for purposes of Sections 4.1, 4.2 and 4.3, the officers of the Company who are selected by the Committee as provided in Section 3; for purposes of Section 4.3 only, any executive employee of the Company or its Affiliates whose rate of Recognized Compensation for the Plan Year exceeds the annual compensation limit then in effect under Code section 401(a)(17), and who is selected by the Committee as provided in Section 3.

2.14. ERISA -- the Employee Retirement Income Security Act of 1974, including applicable regulations for the specified section of ERISA. Any reference in this Plan to a section of ERISA, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.

2.15. ESOP -- the tax-qualified, stock bonus plan known as the "Donaldson Company, Inc. Employee Stock Ownership Plan (1987 Restatement)."

2.16. FIXED MATCHING CREDIT -- any amount credited to an Eligible Employee in accordance with Section 4.4(a).

2.17. 401(k) PLAN -- the tax-qualified, profit sharing plan known as the "Donaldson Company, Inc. Retirement Savings Plan (1987 Restatement)."

2.18. PARTICIPANT -- an Eligible Employee or a former Eligible Employee of the Company or its Affiliates who has any amount credited to his or her Account in this Plan.

2.19. PLAN -- the Donaldson Company, Inc. Deferred Compensation and 401(k) Excess Plan as set forth herein, and as the same may be amended from time to time.

2.20. PLAN YEAR -- the twelve (12) consecutive month period ending on any July
31.

2.21. PROFIT SHARING CREDIT -- any amount credited to an Eligible Employee in accordance with Section 4.4(c).

2.22. RECOGNIZED COMPENSATION -- for purposes of section 4.3 of the Plan, wages, tips and other compensation paid to the Participant by the Employer and reportable in the box designated "wages, tips, other compensation" on Treasury Form W-2 (or any comparable successor box or form) for the applicable period but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code) and further determined without regard to any amounts paid or reimbursed by the Employer for moving expenses incurred by the Participant (but only to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the Participant under section 217 of the
Code); subject, however, to the following:

         (a) INCLUDED ITEMS. In determining a Participant's Recognized Compensation there shall be included elective contributions made by the Employer on behalf of the Participant that are not includible in gross income under sections 125, 402(e)(3), 402(h), 403(b), 414(h)(2) and
                  457 of the Code including elective contributions authorized by the Participant under a Retirement Savings Agreement, a cafeteria plan or any other qualified cash or deferred arrangement under section 401(k) of the Code.

         (b) EXCLUDED ITEMS. In determining a Participant's Recognized Compensation there shall be excluded all of the following: (i) reimbursements or other expense allowances including foreign service allowances, station allowances, foreign tax equalization payment and other similar payments, (ii) welfare and fringe benefits (both cash and noncash) including third-party sick pay (i.e., short-term and long-term disability insurance benefits), income imputed from insurance coverages and premiums, employee discounts and other similar amounts, payments for vacation or sick leave accrued but not taken, final payments on account of termination of employment (i.e., severance payments) and settlement for accrued but unused vacation and sick leave, (iii) moving expenses, and
                  (iv) deferred compensation (both when deferred and when received).

         (c) ATTRIBUTION TO PERIODS. A Participant's Recognized Compensation shall be considered attributable to the period in which it is actually paid and not when earned or accrued; provided, however, amounts earned but not paid in a Plan Year because of the timing of pay periods and pay days may be included in the Plan Year when earned if these amounts are paid during the first few weeks of the next Plan Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Participants and no amount is included in more than one Plan Year.

         (d) EXCLUDED PERIODS. Amounts received after the Participant's termination of employment shall not be taken into account in determining a Participant's Recognized Compensation.

         (e) MULTIPLE EMPLOYERS. If a Participant is employed by more than one Employer in a Plan Year, a separate amount of Recognized Compensation shall be determined for each Employer.

2.23. VALUATION DATE -- each July 31 and each other day that the New York Stock Exchange is open and conducting business, or such other date or dates as the Committee may establish.

2.24. VARIABLE CREDIT -- any amount credited to an Eligible Employee in accordance with Section 4.4(b).

2.25. VESTED -- nonforfeitable.

2.26. YEAR OF SERVICE -- a one year period of employment with the Company in which the Participant completes at least 1,000 hours of service.

                                    SECTION 3

                          ELIGIBILITY AND PARTICIPATION

3.1. ELIGIBILITY. Any officer of the Company who is affirmatively selected by the Committee shall be an Eligible Employee and may participate under the Plan for purposes of Sections 4.1, 4.2 and 4.3 until the earlier of: (1) termination from employment with the Company, or (2) transfer to a non-officer position with the Company or its Affiliates. Any executive employee of the Company or its Affiliates whose rate of Recognized Compensation for the Plan Year exceeds the annual compensation limit then in effect under Code section 401(a)(17), and who is affirmatively selected by the Committee, shall be an Eligible Employee for that Plan Year and may participate under the Plan for purposes of Section 4.3. The Committee may rescind its selection and discontinue an employee's or officer's active participation in the Plan at any time.

3.2. COMMENCEMENT OF PARTICIPATION. An Eligible Employee shall become a Participant in the Plan when the Eligible Employee is first credited with any amount pursuant to Section 4.

3.3. TERMINATION OF PARTICIPATION. A person shall cease to be a Participant as soon as all amounts credited to the Participant's Account have been paid in full.

3.4. OVERRIDING EXCLUSION. Notwithstanding anything apparently to the contrary in this Plan or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for the employee or his or her survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in this Plan at any time. If any person not so defined has been erroneously treated as a Participant in this Plan, upon discovery of such error such person's erroneous participation shall immediately terminate AB INITIO and upon demand such person shall be obligated to reimburse the Company for all amounts erroneously paid to him or her.

                                    SECTION 4

                          DEFERRED COMPENSATION AMOUNTS

4.1. SALARY DEFERRAL CREDITS. An Eligible Employee may elect to have salary which the Eligible Employee would otherwise have received and included in gross income credited to his or her Account. Such election must comply with the rules and limits established by the Committee and must be made by giving advance written notice to the Company on an election form approved by the Committee. Elections with respect to salary earned during a pay period must be received by the Company prior to the beginning of the pay period to which the election applies. Participant elections will remain effective until the earlier of: (i) the time a revised election is received and becomes effective, or (ii) the following January 1. Revised elections will take effect on the first day of the first pay period commencing after the pay period in which the election is received by the Company.

4.2. BONUS DEFERRAL CREDITS. An Eligible Employee may elect to have a portion of the annual bonus which the Eligible Employee would otherwise have received and included in gross income credited to his or her Account. Such election must comply with the rules and limits established by the Committee and must be made by giving advance written notice to the Company on an election form approved by the Committee. For the Plan Year beginning August 1, 1997 and all subsequent Plan Years, elections with respect to bonus earned during a Plan Year must be received by the Company prior to the April 1 of the end of the Plan Year in which the bonus was earned; provided, however, that the Committee may permit an employee who becomes an Eligible Employee after April 1 of the Plan Year to make an election for the remainder of that Plan Year effective with respect to bonuses earned on or after the date the election is received.

4.3. EXCESS DEFERRAL CREDITS. An Eligible Employee may elect to have up to six percent (6%) of Recognized Compensation which the Eligible Employee would otherwise have received and included in gross income credited to his or her Account. Elections under this Section 4.3 shall apply only to Recognized Compensation earned after the Eligible Employee's Recognized Compensation for the Plan Year has exceeded the annual compensation limit then in effect under Code section 401(a)(17). Such election must be made by giving advance written notice to the Company on an election form approved by the Committee. Elections with respect to Recognized Compensation earned during a pay period must be received by the Company prior to the beginning of the pay period to which the election applies. Participant elections made by officers will remain effective until a revised election is received and becomes effective.

Notwithstanding anything herein to the contrary, a Participant electing to make deferrals under this Section 4.3 with respect to Recognized Compensation earned during the period beginning December 21, 1997 and ending July 31, 1998 may elect to defer up to 10.2% of Recognized Compensation earned during the period ending July 31, 1998.

4.4. COMPANY CREDITS.

         (a) FIXED MATCHING CREDITS. Any Eligible Employee who elects Deferral Credits in lieu of receiving Recognized Compensation shall be credited with a Fixed Matching Credit to the Eligible Employee's Account. The amount of an Eligible Employee's Fixed Matching Credit shall equal the amount the Eligible Employee would have received on the deferrals made under Sections 4.1,
                  4.2 and 4.3, as set forth in Section 3.2 of the ESOP, if such deferrals had been made to the 401(k) Plan, without regard to the annual compensation limit then in effect under Code section 401(a)(17). Notwithstanding the foregoing, any Eligible Employee who retires either during a Plan Year or after the end of a Plan Year in which such Eligible Employee is a Participant in this Plan and who receives a bonus after the end of the Plan Year that was earned in the Plan Year in which such Eligible Employee retired shall receive a Fixed Matching Credit of three percent (3%) of the bonus amount in such Eligible Employee's Account. Notwithstanding the foregoing, Fixed Matching Credits to officers who are Eligible Employees during the Plan Year ending July 31, 1998, shall be made at a rate determined by the Company to equal 3% of such Eligible Employee's compensation as of July 31, 1998; provided, however, that Fixed Matching Credits shall not be made in an amount greater than the deferral amount elected by such Eligible Employee.

         (b) VARIABLE CREDITS. Any Eligible Employee who elects Deferral Credits in lieu of receiving Recognized Compensation may be credited with a Variable Credit to the Eligible Employee's Account. The amount of an Eligible Employee's Variable Credit shall equal the amount the Eligible Employee would have received on the deferrals made under Sections 4.1, 4.2 and 4.3, as set forth in Section 3.3 of the ESOP, if such deferrals had been made to the 401(k) Plan, without regard to the annual compensation limit then in effect under Code section 401(a)(17).

         (c) PROFIT SHARING CREDITS. The Board may, in its sole discretion, cause the Account of an Eligible Employee to be credited with Profit Sharing Credits for a Plan Year. Such Profit Sharing Credits shall equal the amount the Eligible Employee would have received if the profit sharing contribution to the 401(k) Plan for that Eligible Employee had been made without regard to the annual compensation limit then in effect under Code section 401(a)(17), minus the amount of profit sharing contributions actually made to the Eligible Employee's account in the 401(k) Plan.

4.5. VESTING. The Accounts of all Participants shall be 100% vested at all times.

                                    SECTION 5

                           TIME AND MANNER OF PAYMENTS

5.1. TIME OF PAYMENT. Payment of all or, under Section 5.1(b), a portion of the Participant's Account under the Plan will be made as soon as administratively feasible following the occurrence of the earliest of the following events:

         (a)      death, or

         (b) the date of distribution selected by the Participant upon electing to make Deferral Credits under Sections 4.1, 4.2 or 4.3.

5.2. MANNER OF PAYMENT. The portion of the Participant's Account attributable to deferrals under Sections 4.1 or 4.2 will be paid to the Participant in either a single lump sum payment or installments. The portion of the Participant's Account attributable to deferrals under Section 4.3 will be paid to a Participant in either a single lump sum payment or in installments of not more than fifteen (15) years beginning up to two (2) years after departure from the Company. The Participant must elect a manner of payment at the time the Participant elects to make Deferral Credits under Sections 4.1, 4.2 or 4.3.

5.3. CHANGES IN TIME AND MANNER OF PAYMENT. Notwithstanding the foregoing, a Participant may make a new election concerning selection of the time and form of payment authorized pursuant to this Section 5.3 (the "New Election") in accordance with the following terms and conditions, unless waived or modified by the Committee:

         (a) A New Election shall only be permitted twice and must be made and become effective as hereinafter provided, if at all, prior to a Participant's termination of employment with the Company for any reason whatsoever;

         (b) A New Election shall be effective (i) immediately upon receipt with respect to deferrals first credited after the date the Company receives the New Election and (ii) at the beginning of the calendar year following the date of the New Election for any and all deferrals previously credited to or for the benefit of the Participant pursuant to the Plan; and

         (c) If any of the events set forth in Section 5.1 of the Plan occur prior to the effective date of a New Election with respect to previously credited deferrals, then payments shall be paid hereunder to or with respect to the Participant according to the terms of any old or prior elections pursuant to Sections 5.1 and 5.2.

5.4. HARDSHIP DISTRIBUTIONS.

         5.4.1. WHEN AVAILABLE. A Participant may receive a hardship distribution from his or her Account if the Committee determines that such hardship distribution is for a purpose described in Section 5.4.2 and the conditions in Section 5.4.3 have been fulfilled. To receive such a distribution, the Participant must file a written hardship distribution application with the Committee and furnish such documentation as the Committee may require. In the application, the Participant shall specify the basis for the distribution and the dollar amount to be distributed. If such hardship distribution is approved by the Committee, distribution shall be made as soon as administratively feasible following the approval of a completed application by the Committee and such hardship distribution shall be made in a lump sum cash payment. The amount of each hardship distribution shall be taken from the portion of the Account attributable to the earliest enrollment (including related earnings) first.

         5.4.2. PURPOSES. Hardship distributions shall be allowed under Section
5.4.1 only if the Participant establishes that the hardship distribution is to be made on account of an immediate and heavy financial need of the Participant for which the Participant does not have other available resources.

         5.4.3. LIMITATIONS. The amount of the hardship distribution shall not exceed the amount of the Participant's proven immediate and heavy financial need. A hardship distribution shall not be made after the death of the Participant. The amount of approved hardship distribution shall not exceed the value of the Account.

5.5. CHANGE IN CONTROL DISTRIBUTIONS. A Participant or Beneficiary will receive a distribution of his or her entire Account if a Change in Control has occurred. Distribution of the entire Account shall be made within 30 days of the Change in Control. Such distribution shall be made in a lump sum cash payment.

5.6. ACCELERATION OF PAYMENTS.

         5.6.1. WHEN AVAILABLE. A Participant or Beneficiary who is receiving installments may receive an accelerated payment of his or her entire Account (after reduction for the forfeiture described in Section 5.6.2). To receive such an accelerated payment, the Participant or Beneficiary must file a written payment application with the Committee. Payment of the accelerated payment (after reduction for the forfeiture described in Section 5.6.2) shall be made as soon as administratively feasible following the approval of a completed application by the Committee. Such accelerated payment shall be made in a lump sum cash payment. The amount of the accelerated payment shall be equal to the value of the Account as of such distribution date (after reduction for the forfeiture described below).

         5.6.2. FORFEITURE. Upon the approval of an accelerated payment, there shall be irrevocably forfeited from the Account of the Participant or Beneficiary an amount equal to six percent (6%) of the Account. In addition, if the Participant is an active employee at the time of the accelerated payment, the Participant will not be an Eligible Employee under this Plan for two (2) years following such accelerated payment.

5.7. DEATH BENEFIT. In the event of a Participant's death prior to the date on which distribution of the Participant's Account is made, the Company shall pay the amount of the Participant's Account as of the date of death in a lump sum or in installments, as previously elected by the Participant, to the Participant's designated Beneficiary as soon as administratively feasible.

5.8. BENEFICIARY DESIGNATION. A Participant shall submit to the Company before enrollment into the Plan, and at such other times as the Participant desires, on a form provided by the Committee, a written designation of the beneficiary or beneficiaries to whom payment of the Participant's Account under the Plan shall be made in the event of the Participant's death. Beneficiary designations shall become effective only when received by the Company. Beneficiary designations first received by the Company after the Participant's death, and any designations in effect at the time a valid subsequent designation is received by the Company, shall be invalid and have no effect.

                                    SECTION 6

                          DEFERRED COMPENSATION ACCOUNT

6.1. PARTICIPANT ACCOUNTS. The Committee shall cause a bookkeeping account to be kept in the name of each Participant which shall reflect the value of the Deferral Credits and Company Credits, and any earnings thereon, credited to a Participant. Deferral Credits shall be credited to a Participant's Account as of the date the amounts deferred otherwise would have become due or payable. Company Credits shall be credited at such times as the Committee shall direct.

6.2. INVESTMENT OF ACCOUNTS. Amounts credited to a Participant's Account will be adjusted for gains and losses to the same extent that an equal amount would be adjusted if it had been invested as directed by the Participant in the subfund or subfunds designated by the Committee.

6.3. ASSUMPTION OF RISK. The Participant, by electing to make deferrals under this Plan, assumes all risk in connection with any decrease in value of the Participant's Account.

6.4. CHARGES AGAINST ACCOUNTS. There shall be charged against each Participant's bookkeeping account any payments made to the Participant or the Participant's Beneficiary in accordance with Section 5.

                                    SECTION 7

                                     FUNDING

7.1. FUNDING. The Company and its Affiliates shall be responsible for paying all benefits due hereunder. For the purpose of facilitating the payment of benefits due hereunder, the Company may (but shall not be required to) establish and maintain a grantor trust pursuant to an Agreement between the Company and a trustee selected by the Company; provided, however, that any such grantor trust must be structured so that it does not result in any federal income tax consequences to any Participant until distributions under Section 5 are actually received. The Company may contribute to a grantor trust thereby created such amounts as it may from time to time determine.

7.2. CORPORATE OBLIGATION. Neither the officers nor any member of the Board of Directors of the Company or any of its Affiliates in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participant. Each Participant and other person entitled at anytime to payments hereunder shall look solely to the assets of the Company and its Affiliates for such payments as an unsecured, general creditor. Nothing herein shall be construed to give a Participant, Beneficiary or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company or in which it may have any right, title or interest now or in the future. After benefits shall have been paid to or with respect to a Participant and such payment purports to cover in full the benefit hereunder, such former Participant or other person or persons, as the case may be, shall have no further right or interest in the other assets of the Company and its Affiliates in connection with this Plan.

                                    SECTION 8

                             FORFEITURE OF BENEFITS

All unpaid benefits under this Plan accrued under Section 4.4 shall be permanently forfeited upon the determination by the Committee that the Participant, either before or after termination of employment:

         (a) engaged in criminal or fraudulent conduct resulting in a hardship to the Company or an Affiliate; or

         (b) breached the Participant's employment agreement with the Company or an Affiliate.

                                    SECTION 9

                                 ADMINISTRATION

9.1. AUTHORITY. The Plan shall be administered by the Committee, which shall have full discretionary power and authority to administer and interpret the Plan and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of Participants and Beneficiaries, and the amount of their respective interests.

9.2. LIABILITY. No member of the Committee and no director or member of the management of the Company or its Affiliates shall be liable to any persons for any actions taken under the Plan, or for any failure to effect any of the objective or purposes of the Plan, by reason of insolvency or otherwise.

9.3. PROCEDURES. The Committee may from time to time adopt such rules and procedures as it deems appropriate to assist in the administration of the Plan.

9.4. CLAIM FOR BENEFITS. No employee or other person shall have any claim or right to payment of any amount hereunder until payment has been authorized and directed by the Committee.

9.5. CLAIMS PROCEDURE. Until modified by the Committee, the claims procedure set forth in this Section 9.5 shall be the claims procedure for the resolution of disputes and disposition of claims arising under the Plan.

         9.5.1. ORIGINAL CLAIM. Any employee, former employee, or Beneficiary of such employee or former employee may, if the employee, former employee or Beneficiary so desires, file with the Committee a written claim for benefits under the Plan. Within ninety (90) days after the filing of such a claim, the Committee shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty (180) days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Committee shall state in writing:

         (a)      the specific reasons for the denial,

         (b) the specific references to the pertinent provisions of this Plan on which the denial is based,

         (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

         (d) an explanation of the claims review procedure set forth in this Section.

         9.5.2. CLAIMS REVIEW PROCEDURE. Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Committee a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days (120) from the date the request for review was filed) to reach a decision on the request for review.

         9.5.3. GENERAL RULES.

         (a) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Committee upon request.

         (b) All decisions on original claims shall be made by the Committee and requests for a review of denied claims shall be made by the Committee.

         (c) The Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

         (d) Claimants may be represented by a lawyer or other representative at their own expense, but the Committee reserves the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled to copies of all notices given to the claimant.

         (e) The decision of the Committee on an original claim or on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

         (f) Prior to filing a claim or a request for a review of a denied claim, the claimant or the claimant's representative shall have a reasonable opportunity to review a copy of this Plan Statement and all other pertinent documents in the possession of the Company and its Affiliates.

9.6. PAYMENTS UPON IMPOSITION OF FEDERAL OR STATE TAXES. If any Participant is determined to be subject to federal or state income tax on any amount accrued on his or her behalf under this Plan prior to the time of payment hereunder, federal or state taxes attributable to the amount determined to be so taxable shall be distributed by the Plan to such Participant. An amount accrued on his or her behalf under this Plan shall be determined to be subject to federal income tax upon the earliest of:

         (i) a final determination by the United States Internal Revenue Service addressed to the Participant which is not appealed to the courts;

         (ii) a final determination by the United States Tax Court or any other Federal Court affirming any such determination by the Internal Revenue Service; or

         (iii) an opinion by the Tax Counsel of the Company, addressed to the Company that, by reason of Treasury Regulations, amendments to the Internal Revenue Code, published Internal Revenue Service rulings, court decisions or other substantial precedent, amounts accrued on a Participant's behalf hereunder are subject to federal or state income tax prior to payment.

The Company shall undertake at its sole expense to defend any tax claims described herein which are asserted by the Internal Revenue Service or by any state revenue authority against any Participant, including attorney fees and costs of appeal, and shall have the sole authority to determine whether or not to appeal any determination made by the Internal Revenue Service, by any state revenue authority or by a lower court. The Company also agrees to reimburse any Participant for any interest or penalties in respect of federal or state tax claims hereunder upon receipt of documentation of same.

9.7. LEGAL FEES. If the Company does not pay the benefits required under the terms of the Plan for reasons other than the insolvency of the Company, the Company agrees to reimburse any Participant for all legal fees incurred in enforcing his or her claim to benefits under the Plan.

9.8. ERRORS IN COMPUTATIONS. The Committee shall not be liable or responsible for any error in the computation of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any Beneficiary to whom such benefit shall be payable, directly or indirectly, to the Committee, and used by the Committee in determining the benefit. The Committee shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).

                                   SECTION 10

                                  MISCELLANEOUS

10.1. NOT AN EMPLOYMENT CONTRACT. This Plan is not and shall not be deemed to constitute a contract of employment between the Company and any employee or other person, nor shall anything herein contained be deemed to give any employee or other person any right to be retained in the Company's employ or in any way limit or restrict the Company's right or power to discharge any employee or other person at any time and to treat him without regard to the effect which such treatment might have upon the employee as a Participant in the Plan.

10.2. NONTRANSFERABILITY. A Participant's rights and interest under the Plan, including amounts payable, may not be assigned, alienated, pledged or transferred except, in the event of a Participant's death to his Beneficiary. No benefit payable under this Plan shall be subject to attachment, garnishment, execution following judgment or other legal process before actual payment to the Participant or Beneficiary.

10.3. TAX WITHHOLDING. The Company shall withhold the amount of any federal, state or local income tax or other tax required to be withheld by the Company under applicable law with respect to any amount payable under the Plan. The Participant shall not be liable for any tax withholding.

10.4. EXPENSES. All expenses of administering the Plan shall be borne by the Company.

10.5. GOVERNING LAW. Except to the extent that federal law is controlling, the Plan shall be construed and enforced in accordance with and governed by the laws of the State of Minnesota.

10.6. AMENDMENT AND TERMINATION. The Company reserves the power to unilaterally amend this Plan at any time, either prospectively or retroactively or both:

         (a)      in any respect by resolution of its Board of Directors; and

         (b) in any respect that does not materially increase the cost of the Plan by action of the Committee (with the written concurrence of the Chief Executive Officer of the Company).

The Committee may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits in the future and persons already receiving benefits at the time of such action; provided, however, that the Committee may not amend or terminate the Plan with respect to benefits that have accrued and are vested pursuant to Section 4. No modification of the terms of this Plan shall be effective unless it is in writing and signed on behalf of the Company by a person authorized to execute such writing. No oral representation concerning the interpretation or effect of this Plan shall be effective to amend the Plan.


Date: 12-19-97                            DONALDSON COMPANY, INC.


                                          By /s/ William Van Dyke
                                             -----------------------------------
                                             Chief Executive Officer